                                                                  Exhibit 99 (a)






                            Telos Information Systems
                        (a Division of Telos Corporation)
                         Report and Financial Statements
                                December 31, 1997

                        Report of Independent Accountants


To the Board of Directors and Stockholders of Telos Corporation


In our opinion, the accompanying balance sheet and the related statements of income and divisional equity and of cash flows present fairly, in all material respects, the financial position of Telos Information Systems (a division of Telos Corporation) at December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Telos Corporation's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.




PRICE WATERHOUSE LLP

Washington, DC
May 8, 1998

                            TELOS INFORMATION SYSTEMS
                        (a division of Telos Corporation)
                    STATEMENT OF INCOME AND DIVISIONAL EQUITY
                          Year Ended December 31, 1997
                             (amounts in thousands)


Revenue                                                                       $ 23,750
                                                                             ---------

Expenses
    Cost of revenue                                                             20,068
    Selling, general and administrative expenses                                 1,862
    Goodwill amortization                                                          350
                                                                             ---------
                                                                                22,280
                                                                             ---------
Income  before income taxes                                                      1,470
Provision for income taxes                                                         729
                                                                             ---------
Net income                                                                         741

Divisional equity, beginning of year                                             7,749

Change in divisional equity due to intercompany transactions                    (1,124)
                                                                             ---------

Divisional equity, end of year                                                $  7,366
                                                                             ---------
                                                                             ---------










              The accompanying notes are an integral part of these
                             financial statements.

                            TELOS INFORMATION SYSTEMS
                        (a division of Telos Corporation)
                                  BALANCE SHEET
                                December 31, 1997
                             (amounts in thousands)

                                     ASSETS
Current assets
    Accounts receivable, net                                           $  4,155
    Deferred income taxes                                                   203
    Prepaid expenses and other current assets                                69
                                                                       --------

      Total current assets                                                4,427
                                                                       --------
Property and equipment
    Furniture and equipment                                                 475
    Leasehold improvements                                                  160
                                                                       --------
                                                                            635
    Accumulated depreciation and amortization                              (521)
                                                                       --------
                                                                            114

Goodwill, net of accumulated amortization of  $2,136                      5,102
Deferred income taxes                                                        42
                                                                       --------

        Total assets                                                     $9,685
                                                                       --------
                                                                       --------
                        LIABILITIES AND DIVISIONAL EQUITY

Current liabilities
    Accounts payable                                                     $   46
    Accrued compensation and benefits                                     1,190
    Other current liabilities                                                14
    Billings in excess of revenue recognized                              1,069
                                                                       --------

      Total current liabilities                                           2,319
                                                                       --------
Commitments and contingencies (Note 6)

Divisional equity                                                         7,366
                                                                       --------
      Total liabilities and divisional equity                            $9,685
                                                                       --------
                                                                       --------


              The accompanying notes are an integral part of these
                             financial statements.

                            TELOS INFORMATION SYSTEMS
                        (a Division of Telos Corporation)
                             STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1997
                             (amounts in thousands)




Operating activities:
    Net income                                                                               $   741
    Adjustments to reconcile net income to cash used in operating activities:
      Depreciation and amortization                                                               58
      Goodwill amortization                                                                      350
      Changes in assets and liabilities
        Increase in accounts receivable                                                          (95)
        Increase in prepaid expenses and other current assets                                    (58)
        Increase in deferred tax assets                                                          (10)
        Increase in accounts payable, accrued expenses and other current liabilities             113
        Increase in billings in excess of revenue recognized                                     153
                                                                                              ------

         Cash provided by operating activities                                                 1,252
                                                                                              ------
Investing activities:
    Purchase of property and equipment                                                          (128)
                                                                                              ------
Financing activities:
    Net payments on intercompany borrowing                                                    (1,124)
                                                                                              ------
Change in cash and cash equivalents                                                             --

Cash and cash equivalents at beginning of year                                                  --
                                                                                              ------
Cash and cash equivalents at end of year                                                      $ --
                                                                                              ------
                                                                                              ------



              The accompanying notes are an integral part of these
                             financial statements.

                            TELOS INFORMATION SYSTEMS
                        (a division of Telos Corporation)
                          NOTES TO FINANCIAL STATEMENTS


Note 1.  Business and Summary of Significant Accounting Policies

Business

         Telos Information Systems (the "Division" or "TIS") is a division of Telos Corporation (California), a subsidiary of Telos Corporation (Maryland) ("Telos" or the "Company"), formerly C3 Inc. Telos was founded in 1968 and is incorporated under the laws of the State of Maryland. In connection with the acquisition of Telos Corporation (California) in 1992, the Company changed its name to Telos. TIS provides software engineering and information technology solutions primarily to the U.S. Federal government. TIS has specialized expertise in telemetry systems, satellite tracking and control systems, computer communications systems, network and database management and software installation and support.

         In accordance with an Asset Purchase Agreement dated February 28, 1998, Telos sold substantially all of the net assets of the Division to NYMA, Inc., a subsidiary of Federal Data Corporation of Bethesda, Maryland for approximately $14.7 million in cash. The net assets sold consist primarily of contracts with the Jet Propulusion Laboratory in Pasadena, California including related accounts receivable and furniture and equipment.

Basis of Presentation

         These financial statements were prepared in accordance with generally accepted accounting principles. The Division's financial statements have been derived from the consolidated financial statements of Telos and include allocations of certain corporate expenses, assets and liabilities in addition to revenue and expenses directly associated with the Division. As a division of Telos, the financial statements presented may not be indicative of the results that would have been achieved had the Division operated as a non-affiliated, independent entity.

Industry Segment and Significant Customers

         The Division operates in one industry segment and is engaged in providing software and hardware system design, development, implementation and maintenance. The Division primarily earns revenue based on contracts with the Jet Propulusion Laboratory; such contracts represent 86.2% of the revenue earned for 1997.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions used in the preparation of the Division's financial statements include the allowance for uncollectible accounts receivable and valuation of goodwill and deferred tax assets. Actual results could differ from those estimates.

                            TELOS INFORMATION SYSTEMS
                        (a division of Telos Corporation)
                          NOTES TO FINANCIAL STATEMENTS


Revenue Recognition

         Substantially all of the Division's sales are made directly or indirectly to the Federal government. Revenues are derived from time and materials and cost reimbursement contracts, under which revenue is recognized as services are performed and costs are incurred. The Division records loss provisions for its contracts, if required, at the time such losses are identified.

Billings in Excess of Revenue Recognized

         Billings in excess of revenue recognized represents overpayments received from various customers, as a result of provisional billing rates exceeding actual rates, which are ultimately expected to be repaid.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided on the straight-line method at rates based on the estimated useful lives of the individual assets or classes of assets as follows:

           Furniture and equipment                      3-7 Years
           Leasehold improvements                      Life of Lease

Goodwill

         Goodwill arose from the acquisition of Telos Corporation (California) in 1992 and has been allocated to the Division based on the expected future cash flows of the Division as compared to the expected future cash flows of the Company. Goodwill is amortized over twenty years. This period considers a number of factors including the Division's maintenance of long-term significant customer relationships for periods of up to twenty-seven years and the Division's strong position in the marketplace.

The Division assesses the potential impairment and recoverability of goodwill on an annual basis and more frequently if factors dictate. Management forecasts are used to evaluate the recovery of goodwill by determining whether amortization of goodwill can be recovered through projected undiscounted future cash flows.

                            TELOS INFORMATION SYSTEMS
                        (a division of Telos Corporation)
                          NOTES TO FINANCIAL STATEMENTS


Income Taxes

         All of the Division's operations are included in a consolidated Federal income tax return, a combined California income tax return and a Maryland income tax return which are filed by Telos. The income tax provision for the Division reported in the accompanying financial statements has been determined on a separate return basis as required by Statement of Financial Accounting Standards
(SFAS) No. 109. Under this asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences and income tax credits. Deferred tax assets and liabilities are measured by applying enacted statutory tax rates that are applicable to the future years in which deferred tax assets or liabilities are expected to be settled or realized to the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The Division provides a valuation allowance that reduces deferred tax assets when it is "more likely than not" that deferred tax assets will not be realized.

Accounting for Stock Based Compensation

         The Company accounts for stock-based compensation using the intrinsic value method provided by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." To the extent stock options are granted to Division employees, pro forma disclosures are presented as if the fair value measurement provisions of SFAS No. 123 had been used in determining compensation expense and as if the related expense was allocated to the Division by the Company.

Earnings per Share

         Earnings per share data has not been presented since neither Telos nor TIS has publicly traded common stock.

Financial Instruments

         The Division's financial instruments include accounts receivable, accounts payable and accrued expenses. Due to their short-term nature, the carrying amount approximates fair value.

Note 2.  Revenue and Accounts Receivable

         Revenue resulting from contracts and subcontracts with the Federal government accounted for 97.2% of revenue in 1997. As the Division's primary customer is the Federal government, the Division has a concentration of credit risk associated with its accounts receivable. However, the Division does not believe the likelihood of loss arising from such concentration is significant. The Division performs ongoing credit evaluations of its customers and generally does not require collateral from its customers. The Division maintains allowances for potential losses on its accounts receivable.

                            TELOS INFORMATION SYSTEMS
                        (a division of Telos Corporation)
                          NOTES TO FINANCIAL STATEMENTS

         The components of accounts receivable are as follows at December 31, 1997 (in thousands):



    Billed accounts receivable                                            $2,268
    Unbilled accounts receivable (amounts currently billable)              1,899

    Allowance for doubtful accounts                                          (12)
                                                                         -------
                                                                          $4,155
                                                                         -------
                                                                         -------

The provision for doubtful accounts was immaterial in 1997.

Note 3.  Transactions with Telos

Cash Management

         Telos maintains a centralized cash management process for all of its Divisions. Activity supporting the Division's operations is therefore recorded through the divisional equity account with Telos. Telos has not allocated any portion of its debt or related interest cost to the Division and no portion of Telos' debt is specifically related to the operations of the Division. Accordingly, the financial statements include no interest charges.

Corporate Allocations

         These financial statements include an allocation of certain corporate expenses related to the management and operations of the Division. Corporate allocations related to executive management, accounting, systems support and certain other overhead costs are allocated based upon the ratio of total cost related to TIS as compared to total cost for Telos as a whole. Corporate allocations relating to contract management, human resources, and bid and proposal costs are based upon the ratio of labor hours incurred to provide those services to TIS compared to labor hours incurred to provide these services to Telos as a whole. All other significant expenses are specifically identified and directly charged to TIS as incurred.

         Management believes that the foregoing allocations were made on a reasonable basis.

                            TELOS INFORMATION SYSTEMS
                        (a division of Telos Corporation)
                          NOTES TO FINANCIAL STATEMENTS

Note 4.  Employee Benefits

Stock Options

         Telos provides stock options to certain employees of TIS under the Telos 1996 Stock Option Plan. Stock options are granted at fair market on date of grant, fair market value having been determined by the Board of Directors of Telos and independent valuations of Telos. Accordingly, no compensation cost has been recorded related to stock options in the accompanying financial statements. At December 31, 1997, 100,000 options were outstanding related to TIS employees of which 27,000 options were exercisable. Had compensation cost been determined based on the SFAS No. 123 fair value methodology and had compensation cost been allocated to TIS, the effect on reported net income would not have been material.

Telos Shared Savings Plan

         Telos sponsors a defined contribution employee savings plan (the "Plan") under which substantially all full-time employees of the Division are eligible to participate. Telos matches one-half of voluntary participant contributions to the Plan up to a maximum contribution of 3% of a participant's salary. Total contributions to this Plan related to employees of the Division for 1997 were $206,000 which has been recorded as an expense in the Division's financial statements.

Note 5.  Income Taxes

         The provision for income taxes for 1997 includes the following (in thousands):

Current provision
     Federal                                            $ 575
     State                                                164
                                                       ------

        Total current provision                           739
                                                       ------
Deferred benefit
     Federal                                               (8)
     State                                                 (2)
                                                       ------
        Total deferred benefit                            (10)
                                                       ------
                                                        $ 729
                                                       ------
                                                       ------

                            TELOS INFORMATION SYSTEMS
                        (a division of Telos Corporation)
                          NOTES TO FINANCIAL STATEMENTS


         The provision for income taxes varies from the amount determined by applying the federal income tax statutory rate to the Division's income before income taxes. The reconciliation of these differences for 1997 is as follows:

Computed expected income tax provision                                   34.0 %
Goodwill amortization                                                     8.1
State income taxes, net of federal income tax benefit                     5.8
Other                                                                     1.7
                                                                        -----
                                                                         49.6 %
                                                                        -----
                                                                        -----

         The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, 1997 are as follows (in thousands):

Deferred tax assets:
      Accounts receivable, principally due to allowance
         for doubtful accounts                                          $   6
      Accrued compensation                                                197
      Property and equipment, principally due
        to differences in depreciation methods                             42
                                                                        -----
            Total deferred tax assets                                    $245
                                                                        -----
                                                                        -----

Note 6.  Commitments and Contingencies

Leases

         Telos leases certain office space and equipment specifically for the benefit of TIS under non-cancelable operating leases with various expiration dates, some of which contain renewal options. Future minimum lease payments for such non-cancelable operating leases used for the benefit of TIS are as follows at December 31, 1997 (in thousands):

         1998                                      $317
         1999                                        86
                                                   ----

         Total minimum lease payments              $403
                                                   ----
                                                   ----

         Rent expense charged to operations for 1997 totaled $308,000.

Legal

         The Division is a party to various other lawsuits arising in the ordinary course of business. In the opinion of management, while the results of litigation cannot be predicted with certainty, the final outcome of such matters will not have a material adverse effect on the Division's financial position, results of operations or cash flows.